EXHIBIT 99.1

Kaival Brands Reaches Agreement with Philip Morris International for International Electronic Nicotine Delivery System Product Distribution

Patent, product development deal may significantly expand international reach of Bidi Vapor technology, formulation

GRANT, FL, June 13, 2022 -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company,” or “we”), the U.S. distributor of all products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), which are intended for legal-age nicotine users, today announced it reached an agreement with Philip Morris Products S.A. (“PMPSA”), a wholly owned affiliate of Philip Morris International Inc. (“PMI”) (NYSE: PM), for the development and distribution of electronic nicotine delivery system (“ENDS”) products in markets outside of the U.S., subject to market (or regulatory) assessment.

The Company’s recently formed, wholly owned subsidiary, Kaival Brands International, LLC (“KBI”), entered into an international licensing agreement with PMPSA on June 13, 2022 (the “International Agreement”). The International Agreement grants to PMPSA a license of certain intellectual property rights relating to Bidi Vapor’s premium ENDS device, known as the BIDI® Stick in the U.S., as well as potentially newly developed devices, to permit PMPSA to manufacture, promote, sell, and distribute such ENDS device and newly developed devices, in international markets, outside of the U.S. The parties believe this agreement promotes their joint vision of a smoke-free future.

“We believe that in addition to the BIDI® Stick having wide acceptance among legal-age nicotine users in the United States, Bidi Vapor’s numerous decisions around design; responsible adult-oriented marketing and stringent youth-access prevention measures; and sustainability bolstered its appeal to PMI,” said Niraj Patel, CEO of Kaival Brands. “We, along with PMI and Bidi Vapor share the vision of a smoke-free future. The BIDI® Stick offers legal-age nicotine users a high-quality alternative to cigarettes that satisfies their taste preferences. Further, we, along with Bidi Vapor, are committed to prioritizing the appropriate regulation and responsible commercialization, inclusive of taking the necessary measures to make sure these products do not appeal to unintended audiences, including youth. By example, Bidi Vapor does not engage in direct online sales to consumers and requires age-verification contracts with our distributors and retailers.

“While Bidi Vapor continues to pursue the U.S. Food and Drug Administration premarket tobacco product authorization, cooperation with a major multi-national company like PMI, a leader in scientifically substantiated smoke-free products, opens doors on a global scale. Kaival Brands looks forward to a long productive relationship with PMI, to accelerate the end of smoking.”

PMI is delivering a multi-category portfolio of smoke-free products in a variety of usage, taste, price, and technology options—intended to accelerate the delivery of a smoke-free future. “We believe that adding PMI’s vast network of possible retail partners to our portfolio will potentially create a substantial new revenue stream for us,” Mr. Patel said.

“We have previously mentioned our intention to broaden our current smoke-free product portfolio for adults who would otherwise continue to smoke cigarettes or use other nicotine products. This agreement supports that vision and is another step toward accelerating the delivery of a smoke-free future. We are excited to start our agreement with Kaival Brands—led by CEO Niraj Patel—who shares the same vision as we do, to accelerate the end of combustible cigarette smoking,” says PMI President E-Vapor, Ashok Rammohan.

“We are grateful for the opportunity to work with such an established and well-respected organization like PMI and its leadership team headed by Chief Executive Officer Jacek Olczak,” Mr. Patel said. “But most important to us was our mutual core values of strictly compliant manufacturing combined with a responsible, adult-focused marketing of products that people can trust. It’s the only way we can truly help adult smokers around the globe. To that end, we want to replace cigarettes with smoke-free products as fast as possible. We look forward to reporting international market launches and are excited about where this agreement may lead.”

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible adult-focused marketing, strict youth access prevention measures and age-verification standards, as well as sustainability through its BIDI® Cares recycling program. Bidi Vapor’s device, the BIDI® Stick, is a premium product made with high-quality components, a UL-certified battery and technology designed to deliver a consistent vaping experience for adult smokers 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to its mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com

ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands Innovations Group, Inc., is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands and Philip Morris International Inc. are the exclusive global distributors of products manufactured by Bidi Vapor.

Learn more about Kaival Brands at www.ir.kaivalbrands.com

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the success of our agreement with PMI, how quickly international markets adopt our product, the timing and results of Bidi Vapor’s appeal of the FDA’s PMTA denials for its non-tobacco flavored ENDS products; the scope of future FDA enforcement of regulations in the ENDS industry; the FDA’s approach to the regulation of synthetic nicotine and its impact on our business; potential federal and state flavor bans and other restrictions on ENDS products; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth, including sales growth in the international markets; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; significant changes in our relationships with our distributors or sub-distributors; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Contact:

Stephen Sheriff

(646) 572-7086

investors@kaivalbrands.com